                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------


THIS AGREEMENT, made this 2lst day of July, 1995, by and between JONES CABLE INCOME FUND 1-A, LTD., a Colorado limited partnership with offices at 9697 East Mineral Avenue, Englewood, Colorado 80112 (the "Borrower"), and COLORADO NATIONAL BANK, a national banking association with offices at 918 17th Street, Denver, Colorado 80202 (the "Bank").


                                   WITNESSETH

WHEREAS, Borrower owns certain cable television franchises, related contract rights and operating cable television properties and systems in and around the City of Owatonna, Minnesota, the City of Glencoe, Minnesota, Glencoe Township, Minnesota, the Town of Owatonna, Minnesota, and Milwaukie, Oregon (as defined below, the "Systems");

WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement dated as of September 28, 1992, between Bank and Borrower (the "1992 Loan Agreement"), Borrower is currently indebted to Bank in the principal amount of $3,500,000, plus accrued interest (the "1992 Loan");

WHEREAS, the 1992 Loan is evidenced by a promissory note in the face amount of $3,500,000.00 (the "1992 Note") and secured by a Security Agreement and other collateral documents (the "1992 Collateral Documents");

WHEREAS, Borrower desires to borrow $6,500,000 for the purpose of refinancing existing debt and obtaining working capital; and

WHEREAS, Bank is willing to lend $6,500,000 to Borrower subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

1.    DEFINITIONS.  When used in this Agreement, the following terms shall have
      -----------
the meaning set forth below; financial and accounting terms used in the following definitions or elsewhere in this Agreement, except as otherwise provided herein, shall be defined in accordance with generally accepted accounting principles consistently applied.

1.1   "Advance Request Form" shall mean the certificate to be delivered by
       --------------------
      Borrower to Bank as a condition of each advance of the Loan pursuant to Paragraph 2.6 hereof and in the form of Exhibit A attached hereto.
                                              ---------

1.2   "Agreement" shall mean this Agreement and all the exhibits hereto, as
       ---------
      amended from time to time.

1.3   "Annualized Operating Cash Flow" as of the last day of the fiscal
       ------------------------------
      quarter of Borrower shall mean four (4) times the sum of Borrower's Operating Cash Flow, Management Fees and Home Office Allocations for such fiscal quarter.

1.4 "Bank" shall mean Colorado National Bank, a national banking association and its successors and assigns.

1.5   "Basic Rate" shall mean the minimum standard monthly fees and charges
       ----------
      for "basic service" (as such term is commonly understood in the cable television industry) charged to Basic Subscribers.

1.6   "Basic Subscribers" shall mean the subscribers in the Systems who are
       -----------------
      (a) currently receiving cable television signals supplied by Borrower; (b) have commenced payment for such signals at the Basic Rate or the Expanded Basic Rate, directly or indirectly, under subscriptions with Borrower; and
      (c) are not sixty (60) or more days delinquent in payments as determined on a contractual basis. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not obtain reduced bulk service rates, each separate guest unit or dwelling unit receiving services shall be counted as one subscriber. The number of subscribers in a commercial building or in a multiple residential dwelling which does obtain a reduced bulk service rate shall be obtained by dividing (a> the aggregate dollar amount of monthly subscribers' fees paid on account of such commercial building or multiple residential dwelling for basic service by (b) the applicable Basic Rate for the System in which such building or dwelling is located. Except for discounts to senior citizens less than 20% of the otherwise applicable rate, residential households (other than a multiple residential dwelling) paying for services on a discounted basis or under any form of deferred payment arrangement shall not be included.

1.7   "Borrower" shall mean Jones Cable Income Fund 1-A, Ltd., a Colorado
       --------
      limited partnership.

1.8   "Capital Lease" shall mean capital leases and subleases as defined in the
       -------------
      Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November, 1976.

1.9   "Cash Flow Available for Distribution" for any fiscal year shall mean the
      --------------------------------------
      Operating Cash Flow for such year less

      Management Fees, Home Office Allocations, Debt Service and income taxes for such year.

1.10  "Commitment" shall mean the maximum aggregate principal amount which Bank
       ----------
      has agreed to advance under Section 2.1 hereof.

1.11  "Communications Act" shall mean the Federal Communications Act of 1934,
       ------------------
      as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

1.12  "Copyright Act" shall mean Title 17 of the United States Code, as amended,
       -------------
      and the rules and regulations promulgated thereunder, as from time to time in effect.

1.13  "Debt Service" shall mean, for any period for which such sum is being
       ------------
      computed, the sum of all principal and interest payments due on Funded Debt during such period.

1.14  "Depreciation"  shall mean for any fiscal quarter of Borrower, the sum of
       ------------
      all Borrower's depreciation and amortization expenses for such quarter, as determined in accordance with GAAP.

1.15  "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
       -----
      as amended, and the rules and regulations promulgated thereunder, or from time to time in effect.

1.16  "ERISA Affiliate" shall mean any employer, whether or not incorporated,
       ---------------
      which is considered a single employer with Borrower under Titles I, II, or IV of ERISA.

1.17  "Event of Default" shall have the meaning set forth in Section 7.1 below.
       ----------------

1.18  "Expanded Basic Rate" shall mean the minimum standard monthly fees and
       -------------------
      charges for "expanded basic service" (as such term is commonly understood in the cable television industry) charged to Basic Subscribers.

1.19  "FCC" shall mean the Federal Communications Commission.
       ---

1.20  "Funded Debt" shall mean, at any time as of which such sum is being
       -----------
      computed, the sum of all of Borrower's principal indebtedness for (a) borrowed money other than trade indebtedness or accrued liabilities incurred in the normal and ordinary course of business for value received,
      (b) Capital Leases, and (c) installment purchases of real or personal property.

1.21  "GAAP" shall mean generally accepted accounting principles as from time to
       ----
      time in effect, consistently applied, which shall include the official interpretations thereof by the Financial Accounting Standards Board.

1.22  "Gross Operating Revenues" shall mean, for any period for which such sum
       ------------------------
      is being computed, the sum of all payments made to Borrower by subscribers in the Systems, and all other revenues and receipts realized by Borrower from the operation of its businesses during such period.

1.23  "Home Office Allocations" shall mean, for any period for which such
       -----------------------
      sum is being computed, the amount of reimbursement payable by Borrower to Jones for general overhead and administrative expenses pursuant to
      Section 4.2 of the Partnership Agreement during such period.

1.24  "Jones" shall mean Jones Intercable, Inc., a Colorado corporation which
       -----
      is the sole general partner of Borrower.

1.25  "Loan" shall mean the outstanding principal balance of indebtedness
       ----
      advanced under the Commitment.

1.26  "Local Authorities" shall mean individually and collectively the
       -----------------
      Minnesota and Oregon state and local authorities which govern cable television systems.

1.27  "Management Fees" shall mean for any period for which such sum is being
       ---------------
      computed the amount of management fees payable by Borrower to Jones pursuant to Section 4.1 of the Partnership Agreement.

1.28  "Net Income" shall mean for any fiscal quarter of Borrower, Borrower's
       ----------
      net profit after taxes for such quarter, as determined in accordance with GAAP.

1.29  "Note" shall mean Borrower's promissory note evidencing Borrower's
       ----
      indebtedness to Bank under the Loan, in the form attached hereto as Exhibit B.
      ---------

1.30  "Operating Cash Flow" shall mean, for any fiscal quarter of Borrower,
       -------------------
      the sum of the following items for such quarter: (a) Net Income,
      (b) income taxes, (c) Depreciation, and (d) interest expense of Borrower, less any non-cash gains or income of Borrower determined in accordance with GAAP.

1.31  "Partnership Agreement" shall mean the Certificate of Limited Partnership
       ---------------------
      of Borrower dated June 2, 1986, as amended by Amendment No. 1 dated
      April 14, 1988, and as it may be amended from time to time, by and among Jones, as general partner, and certain other parties identified therein, as limited partners.

1.32  "Restricted Payments" shall mean redemptions, repurchases, dividends and
       -------------------
      distributions of any kind in respect of partnership interests in Borrower.

1.33  "Subordination Agreement" shall mean the Subordination Agreement of even
       -----------------------
      date herewith executed by Jones in favor of Bank.

1.34  "Subsidiary" shall mean any corporation of which the Borrower, directly
       ----------
      or indirectly, owns more than 50% of any class or classes of securities.

1.35 "Systems" shall mean collectively Borrower's cable television franchises, properties and systems in and around the City of Milwaukie, Oregon, and in and around the City of Owatonna, Minnesota, the Town of Owatonna, Minnesota, the City of Glencoe, Minnesota, and Glencoe Township, Minnesota, each as more particularly described in Exhibit C hereto.
                                                        ---------

1.36  "Termination Date" shall mean the earlier of December 31, 1997 or the date
       ----------------
      on which the Commitment is terminated pursuant to Section 2.7 hereof.

2.    LOAN.
      ----

2.1   The Facility.  From time to time prior to the Termination Date and subject
      ------------
      to the terms and conditions herein, Bank will loan funds to Borrower and Borrower may repay at the office of Bank specified above and reborrow under a revolving loan facility in an aggregate principal amount not to exceed at any time outstanding the sum of Six Million Five Hundred Thousand Dollars ($6,500,000).

2.2   Promissory Note.  The indebtedness of Borrower to Bank under the Loan will
      ---------------
      be evidenced by a Note executed by Borrower in favor of Bank in the form of Exhibit B hereto. The original principal amount of the Note will be the amount of the Commitment; provided, however, that notwithstanding the face amount of the Note, Borrower's liability under the Note shall be limited at all times to its actual indebtedness, principal and interest and fees, then outstanding hereunder and thereunder.

2.3   Use of Proceeds.  Funds advanced under the Loan may be used for any
      ---------------
      purposes not prohibited by this Agreement.

2.4   Repayment.
      ---------

      (a) The aggregate outstanding principal balance of the Loan on the Termination Date (the "Termination Balance") shall be due and payable in consecutive quarterly installment payments on the last day of each calendar quarter commencing March 31, 1998, and ending on December 31, 2003. The four quarterly payments due in each calendar year shall be in equal amounts and shall total the percentage of the Termination Balance set forth below for each year.

                                               Percentage of
           Year                             Termination Balance
           ----                             -------------------
           1998                                     10.0%
           1999                                     12.5%
           2000                                     15.0%
           2001                                     20.0%
           2002                                     20.0%
           2003                                     22.5%

      (b) Notwithstanding the preceding portion of this Paragraph 2.4, in the event that Bank shall have terminated the Commitment upon the occurrence of any Event of Default hereunder, the aggregate outstanding balance of the Note shall be due and payable on the date of Bank's declaration of the Event of Default and termination of the Commitment.

2.5   Interest.  The Loan shall bear interest on the outstanding principal
      --------
      amount thereof in accordance with the following provisions:

      (a)  Definitions.  As used herein, the following words and terms shall
           -----------
           have the meanings specified below:

                 (i)  "Adjusted Libor Rate" shall mean the Libor Rate plus one
                       -------------------
                      and one-quarter percent (1 1/4%) per annum.

                (ii)  "Adjusted Reference Rate" shall mean the Reference Rate,
                       -----------------------
                      such rate to change when and as the Reference Rate changes, plus one quarter of one percent (1/4%) per annum.

               (iii)  "Business Day" shall mean any day not a Saturday, Sunday
                       ------------
                      or public holiday under the laws of the State of Colorado on which banks are open for the transaction of business.

                (iv)  "Business Day in London" shall mean a day on which banks
                       ----------------------
                      in London are  open for the transaction of business.

                 (v)  "Interest Period" shall mean, with respect to the Adjusted
                       ---------------
                      Libor Rate, a period of one (1), two (2), three (3) or six (6) months' duration as Borrower may elect; provided, however, that (a) if any Interest Period would otherwise end on a day which shall not be a Business Day in London, such Interest Period shall be extended to the next succeeding Business Day in London, subject to clauses
                      (c) and (d) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires;
                      (c) any Interest Period which would otherwise end on a day which is not a Business Day in London shall extend to the next succeeding Business Day in London unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day in London; and (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no corresponding day to the calendar month at the end of the Interest Period) shall end on the last Business Day of a calendar month.

                (vi)  "Libor Rate" shall mean the rate per annum (rounded
                       ----------
                      upwards, if necessary, to the next 1/16 of 1%) pursuant to the following formula:

                                            LIBOR Rate
                      Libor Rate =  --------------------------
                                     1 - Reserve Percentage

                      For purposes hereof, "LIBOR Rate" shall mean, for any
                                            ----------
                      Interest Period, as applied to a Portion, the arithmetic
                      average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Bank is offered deposits of United States dollars in the London Interbank Market on or about 9:00 a.m. Denver time two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to such Portion of the outstanding principal amount of the Loan as to which Borrower may elect the Adjusted Libor Rate to be applicable and with a maturity of comparable duration to the Interest Period selected by Borrower.

               (vii)  "Portion" shall mean a portion of a Loan as to which a
                       -------
                      specific interest rate and, except in the case of a Portion bearing interest at the Adjusted Reference Rate, Interest Period, has been elected by Borrower.

              (viii)  "Reference Rate" shall mean the rate of interest which has
                       --------------
                      been publicly announced
                      by First Bank National Association in Minneapolis, Minnesota ("FNBA"), from time to time, as its "Reference Rate", which may be a rate at, above or below the rate or rates at which Bank or FNBA lends to other parties.

                (ix)  "Reserve" shall mean for any day that reserve (expressed
                       -------
                      as a decimal) which may be applicable to Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) Bank's negotiable non-personal time deposits in United States dollars of $100,000 or more with maturities of comparable duration to the Interest Period elected by Borrower, (ii) deposits of United States dollars in a non-United States office or an international banking facility of Bank used to fund a Portion of the Loan subject to the Adjusted Libor Rate, (iii) any loan made with the proceeds of the deposits described in (ii) above, (iv) the principal amount of or interest on the Loan subject to the Adjusted Libor Rate, or (v) funds transferred from a non-United States office or an international banking facility of Bank to its United States office.

                 (x)  "Reserve Percentage" shall mean, for any day, that
                       ------------------
                      percentage (expressed as a decimal) to which Bank is subject (whether or not actually incurred by Bank) on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Bank is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Bank's negotiable, non-personal time deposits in United States dollars of $l00,000 or more with maturities of comparable duration to the Interest Period selected by Borrower. The Libor Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      (b)  Interest on Loan.  At Borrower's election in accordance with the
           ----------------
           provisions of Paragraph 2.5(c) below, the Loan or any Portion thereof, shall bear interest at either one of the following rates:
           (i) the Adjusted Libor Rate or (ii) the Adjusted Reference Rate. Any portion of the Loan for which Borrower has not made an election, pursuant to Section 2.5(c) below, shall bear interest at the Adjusted Reference Rate.

      (c)  Procedure for Determining Interest Periods and Rates of Interest.
           ----------------------------------------------------------------

              (i) If Borrower anticipates that it may elect the Adjusted Libor Rate to be applicable to a new advance of the Commitment or to a Portion which was subject to such rate during an expiring Interest Period or which was subject to the Adjusted Reference Rate, Borrower must notify Bank at least two (2) Business Days prior to such new advance and/or the commencement of the proposed Interest Period of the rate(s) which Borrower anticipates it may elect to be applicable to such new advance or Portion and the duration of the proposed Interest Period(s). If Borrower anticipates that it may elect the Adjusted Libor Rate to be applicable to such new advance or Portion of the Loan, Borrower must request a quotation of such rate(s) prior to 11:00 a.m. Denver time two
                   (2) Business Days in London as to the Adjusted Libor Rate, prior to such advance and/or the commencement of the proposed Interest Period, and if Borrower desires to elect such rate(s), Borrower must accept such quotation of the Adjusted Libor Rate no later than 1:00 p.m. Denver time on the date such quotation is given by Bank. If Borrower does not provide the applicable notice for the Adjusted Libor Rate, then Borrower shall be deemed to have requested that the Adjusted Reference Rate shall apply to any Portion which was subject to the rate of interest applicable during an expiring Interest Period and to any new advance of the Commitment until Borrower shall have given proper notice of a change in or determination of the rate of interest in accordance with this Paragraph 2.5(c).

           (ii) Borrower shall not request, and Bank shall not be required to provide, an indication or quotation with respect to a specified rate of interest for a Portion in an amount less than $100,000 for an Adjusted Libor Rate. Borrower shall not elect more than three (3) different Portions (other than a Portion bearing interest at the Adjusted Reference Rate) to be applicable to the Loan

          (iii) Upon an election of the Adjusted Libor Rate made by Borrower pursuant to subparagraph (c) (i) above, such rate shall apply to the applicable Portion of the Loan unless Bank is unable to obtain the necessary funding for such rate, in which event Bank will so notify Borrower and interest will accrue at the Adjusted Reference Rate.

     (d)   Payment and Calculation of Interest.  With respect to Portions of the
           -----------------------------------
           Loan which bear interest at the Adjusted Libor Rate, Borrower shall pay interest upon the expiration of the Interest Period for each Portion; with respect to Portions of the Loan which bear interest at the Adjusted Reference Rate, Borrower shall pay interest with respect to each outstanding Portion of the Loan on a quarterly basis on the last day of each calendar quarter, commencing with September 30, 1995 and continuing on the last day of each March, June, September and December thereafter until maturity and thereafter upon demand. If any Event of Default shall occur and be continuing, and the Loan is not paid when due, each of the Adjusted Libor Rate and the Adjusted Reference Rate shall be increased by two percent (2%) per annum (but not in excess of the maximum rate allowed by applicable law) and interest shall be payable at the relevant rate on the Loan or each Portion thereof until the Loan has been paid in full. Interest shall be calculated in accordance with the provisions of Paragraph 2.5(b) on the basis of the actual number of days elapsed over a year of, (i) with respect to Portions of the Loan bearing interest at the Adjusted Libor Rate, three hundred sixty (360) days, and (ii) with respect to Portions of the Loan bearing interest at the Adjusted Reference Rate, three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as the case may be.

     (e)   Reserves.  If at any time the Loan or any Portion of the Loan
           --------
           outstanding hereunder is subject to the Adjusted Libor Rate, and Bank is subject to and incurs a Reserve, Borrower hereby agrees to pay within five (5) Business Days of demand thereof from time to time, as billed by Bank, such additional amount as is necessary to reimburse Bank for its costs in maintaining such Reserve. Such amount shall be computed by taking into account the cost incurred by Bank in maintaining such Reserve in an amount equal to the Portion on which such Reserve is incurred. The determination by Bank of such costs incurred shall be prima facie evidence of the correctness of the fact and amount of such additional cost.

     (f)   Special  Provisions Applicable to Adjusted Libor Rate.  The following
           -----------------------------------------------------
           special provisions shall apply to the Adjusted Libor Rate:

             (i)   Change of Libor Rates.  The Adjusted Libor Rate may be
                   ---------------------
                   automatically adjusted by Bank on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), including the Reserve Percentage but excluding the Reserve, that increase the cost to Bank of funding the Loan or a Portion thereof bearing interest at the Adjusted Libor Rate. Bank shall give Borrower notice of such a determination and adjustment and Borrower may, by notice to Bank (a) require Bank to furnish to Borrower a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment; and/or (b) repay the Portion of the Loan with respect to which such adjustment is made pursuant to the requirements of Paragraph 2.8 hereof.

             (ii)  Unavailability of Eurodollar Funds.  In the event that
                   ----------------------------------
                   Borrower shall have requested a quotation of the Adjusted Libor Rate in accordance with Paragraph 2.5(c) hereof and Bank shall have reasonably determined that

                   Eurodollar deposits equal to the amount of the principal of the Loan, or a Portion thereof, and for the Interest Period specified are unavailable or that the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Loan specified by Borrower during the Interest Period specified or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining an Adjusted Libor Rate applicable to the specified Interest Period, Bank shall promptly give notice of such determination to Borrower that the Adjusted Libor Rate is not available. A determination by Bank hereunder shall be prima facie evidence of the correctness of the fact.

            (iii)  Illegality.  In the event that it becomes unlawful for Bank
                   ----------
                   to maintain Eurodollar liabilities sufficient to fund any Portion of the Loan subject to the Adjusted Libor Rate, then Bank shall immediately notify Borrower thereof and Bank's obligations hereunder to advance funds or maintain the Loan or a Portion thereof at the Adjusted Libor Rate shall be suspended until such time as Bank may again cause the Adjusted Libor Rate to be applicable to any Portion of the outstanding principal balance of the Loan and any Portion shall then be subject to the Adjusted Reference Rate.

     (g)  Minimizing Additional Cost.  To the extent reasonably possible, Bank
          --------------------------
          will use its best efforts to minimize any additional costs which may arise under either subparagraphs (e) or (f) above.

2.6  Advances.  In addition to the notice required under Paragraph 2.5(c) hereof
     --------
     with respect to interest rate elections, Borrower shall give Bank at least one (1) Business Day's prior notice, in case of an Adjusted Reference Note advance, and two (2) Business Days' prior notice, in case of an Adjusted Libor Rate advance, of each requested new advance under the Commitment, such request to be confirmed in writing and received by Bank within five
     (5) Business Days after the date of the advance by delivering to Bank an Advance Request Form certified by the President, Group Vice President/Finance or Treasurer of Jones, in the form attached hereto as Exhibit A, containing the following information and representations, which must be true and correct as of the date of the requested advance:

           (a) the aggregate amount of the requested advance, which shall be in multiples of $25,000 or, if less, the unborrowed balance of the Commitment for a Portion subject to the Adjusted Reference Rate, and of not less than $100,000, for a Portion subject to the Adjusted Libor Rate;

           (b) confirming the interest rate(s) Borrower has elected to apply to the new advance and, if more than one interest rate has been elected, the amount of the Portion as to which each interest rate shall apply; and

           (c) representations that (i) the representations and warranties set forth in Section 3 hereof are true and correct; (ii) no Event of Default hereunder, or event which with the passage of time or the giving of notice or both would constitute an Event of Default hereunder, has occurred and is then continuing; and (iii) there has been no material adverse change in Borrower's financial condition or business since the date hereof.

2.7        Reduction and Termination of Commitment.  Borrower shall have the
           ---------------------------------------
           right at any time and from time to time, upon three (3) Business Days' prior written notice to Bank, to reduce the amount of the Commitment in whole or in part without penalty or premium, provided that on the effective date of such reduction, Borrower shall make a prepayment of the Loan in an amount, if any, by which the aggregate outstanding principal balance of the Loan exceeds the amount of the Commitment as then so reduced, together with accrued interest on the amount so prepaid; provided that in the event of such a prepayment of a Portion of the Loan upon which interest is determined by reference to the Adjusted Libor Rate prior to the end of the applicable Interest Period, Borrower shall reimburse Bank for any costs and expenses incurred by Bank on account of such prepayment, including but not limited to funding costs. Bank shall have the right to terminate the Commitment at any time, in its discretion and upon notice to Borrower, upon the occurrence of any Event of Default hereunder. Any termination or reduction of the Commitment shall be permanent, and the Commitment cannot thereafter be restored or increased without the written consent of Bank.

2.8        Prepayment.
           ----------

           (a) Subject to the provision of subsection (b) below, Borrower may prepay the outstanding principal balance under the Loan at any time without premium or penalty, and prepayments prior to the Termination Date shall not reduce the Commitment and may be reborrowed. Prepayments made on or after the

                Termination Date may not be reborrowed and shall be applied to the payments due in the inverse order of maturities. To the extent applied to principal, partial prepayments shall be applied first to any Portion bearing interest at the Adjusted Reference Rate, with any remaining amounts of the prepayment to then be applied to any Portion(s) bearing interest at the Adjusted Libor Rate. Except for a prepayment required to be made by Borrower pursuant to paragraph 2.8 (b) hereof, prepayments shall be in multiples of $25,000, but not less than $100,000 if subject to the Adjusted Libor Rate. Borrower shall notify Bank at least one (1) Business Day in advance of such prepayment

            (b) If a Portion of the Loan upon which interest is determined by reference to the Adjusted Libor Rate is repaid or prepaid other than at the end of the applicable Interest Period (including repayment or prepayment by reason of acceleration or otherwise), Borrower shall reimburse Bank for any costs and expenses incurred by Bank on account of such repayment or prepayment, including but not limited to funding costs.

2.9         Payments in Available Funds.  All payments and prepayments shall be
            ---------------------------
            made by Borrower at the offices of Bank specified above no later than 2:00 p.m. Denver time and in immediately available funds.

2.10        Fees.  Borrower shall pay Bank a fee upon execution of this
            ----
            Agreement equal to one-half percent (1/2%) of the difference between $6,500,000 and the outstanding principal amount of the 1992 Loan on the date of Closing. In addition, from the date hereof through the Termination Date, Borrower shall pay Bank a commitment fee at the rate of one-fourth percent (1/4%) per annum on the unborrowed portion of the Commitment, which shall be payable at the offices of the Bank specified above, quarterly, in arrears as billed by Bank. The commitment fee shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, if applicable, and shall be payable on the last day of each March, June, September and December, commencing September 30, 1995.

2.11        Collateral.  The repayment of all of Borrower's indebtedness to Bank
            ----------
            shall be secured by first priority security interests (the "Security Interests") in all real estate, fixtures, accounts, equipment, inventory and general intangibles (such terms having the meanings given them in the Colorado Uniform Commercial Code) including all of the cable television franchises relating to the Systems, now owned or hereafter acquired by Borrower, and in all proceeds thereof (the "Collateral"). Borrower reaffirms all of the 1992 Collateral Documents and agrees that they shall secure Borrower's indebtedness to the Bank hereunder. In addition, the Security Interests shall be created and perfected by mortgages, deeds of trust, collateral assignments, security agreements, UCC financing statements, and any other collateral documents deemed necessary or advisable by Bank in its sole discretion, each in form satisfactory to Bank, duly executed by Borrower (the "Collateral Documents"). Hereafter, Borrower shall from time to time execute and deliver to Bank such other documents in form and substance satisfactory Bank, and perform such other acts, as Bank may reasonably request, to perfect and maintain valid Security Interests in the Collateral.

3.          REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants as
            ------------------------------
            follows:

3.1         Organization and Good Standing.  Borrower is a limited partnership
            ------------------------------
            duly formed and validly existing under the laws of the State of Colorado; and Borrower has the partnership power and authority to carry on its business as now conducted and is qualified to do business in Minnesota, Oregon and in all other states in which the nature of its activities or the character of its properties requires such qualification; provided, however, that Borrower shall not be required to qualify in those jurisdictions where the failure to so qualify would not have a material adverse effect on Borrower or its assets.

3.2         Power and Authority; Validity of Agreement.  Borrower has the
            ------------------------------------------
            partnership power and authority under Colorado law and under its Partnership Agreement to enter into and perform this Agreement, the Note and all other agreements, documents and actions required hereunder; and all actions (partnership, corporate or otherwise) necessary or appropriate for the execution and performance by Borrower of this Agreement, the Note and all other agreements, documents and actions required hereunder have been taken, and, upon their execution, the same will constitute the valid and binding obligations of Borrower to the extent it is a party thereto, enforceable in accordance with their terms, and the Collateral Documents will create first priority security interests in the Collateral contemplated in Paragraph 2.11 hereof in favor of Bank.

3.3         No Violation of Laws or Agreements.  The making and performance of
            ----------------------------------
            this Agreement, the Note and the other documents, agreements and actions required of Borrower hereunder will not violate any provisions of any law or regulation, federal, state or local, or the Partnership Agreement or result in any breach or violation of, or constitute a default under, any material agreement by which Borrower or its property may be bound, other than those agreements shown on Exhibit C as requiring consent for the granting of a security interest for which consent has not yet been obtained.

3.4         Systems.  Borrower owns the Systems described in Exhibit C attached
            -------
            hereto, which sets forth a description of the franchises, locations and Basic Subscriber counts of the Systems on the date hereof and as supplemented by reports delivered to Bank pursuant to Paragraph 5.4 hereof, a general description of the property and assets comprising the Systems, including any property leased from others and including the locations of all such property and assets, including, without limitation, headend and office facilities, and the record owners of such locations and descriptions of any leases covering Borrower's lease of any of such property, assets or locations from others.

3.5         Material Contracts.  Borrower is neither a party to nor in any
            ------------------
            manner obligated under any contracts material to its business except the franchise and other agreements identified on Exhibit C hereto, and there exists no material default under any of such contracts.

3.6         Compliance.  Borrower is in compliance in all material respects with
            ----------
            all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities and the FCC), material to the conduct of its business and operations; Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority described on Exhibit C hereto, necessary or required in the conduct of its business, and the same are valid, binding, enforceable and subsisting without any material defaults thereunder and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local), or non-governmental, other than the consents set forth on Exhibit C, under the terms of contracts or otherwise, are required by reason of or in connection with its execution and performance of this Agreement, the Note and all other agreements, documents and actions required hereunder.

3.7         Litigation.  There are no actions, suits, proceedings or claims
            ----------
            which are pending or, to the best of its knowledge or information, threatened against Borrower which, if adversely resolved, would materially adversely affect either of its financial condition or business.

3.8         Title to Assets.  Borrower has good and marketable title to all of
            ---------------
            its properties and assets free and clear of any liens and encumbrances except for liens of the type permitted under
         Section 6.5 hereof, and all such assets are in good order and repair, ordinary wear and tear excepted, and fully covered by the insurance required under Paragraph 5.6.

3.9      Partnership Interests.  The percentage of general partnership interest
         ---------------------
         in Borrower is accurately set forth on Exhibit C attached hereto; all partnership interests in Borrower are validly existing and the creation and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and Jones is the sole general partner of Borrower.

3.10     Financial Information.  All information furnished to Bank concerning
         ---------------------
         the financial condition of Borrower, including Borrower's annual financial statement for the period ended December 31, 1994, and Borrower's unaudited statement for the period ended March 31, 1995, copies of which have been furnished to Bank, have been prepared in accordance with GAAP and fairly present the financial condition of Borrower as of the dates and for the period covered and include all liabilities of any kind of Borrower and there have been no material adverse changes in the financial condition or business of Borrower from the date of such statements to the date hereof.

3.11     Taxes and Assessments.  Borrower has filed all required tax returns or
         ---------------------
         has filed for extensions of time for the filing thereof, and has paid all applicable federal, state and local taxes, other than taxes not yet due or which may be paid hereafter without penalty, and has no knowledge of any deficiency or additional assessment in connection therewith not provided for in the financial statements required hereunder.

3.12     Indebtedness.  Other than trade indebtedness and accrued liabilities
         ------------
         incurred in the normal and ordinary course of business for value received, Borrower has no presently outstanding indebtedness or obligations including contingent obligations and obligations under leases of property from others, except the indebtedness and obligations described in Exhibit C hereto and in Borrower's financial statements which have been furnished to Bank.

3.13     Management Agreements.  Borrower is a party to no management or
         ---------------------
         consulting agreements for the provision of services to Borrower.

3.14     Investments.  Borrower has no Subsidiaries or investments in or loans
         -----------
         to any other individuals or business entities.

3.15     ERISA.  Neither Borrower nor any ERISA Affiliate has established or
         -----
         maintained, or has ever made or been obligated to make contributions to, any pension or employee benefit plan (a "Plan") covered by ERISA or any multi-employer plan as defined in Section 4001 of ERISA.

3.16     Fees and Commissions.  Borrower owes no fees or commissions of any
         --------------------
         kind, and knows of no claims for any fees or commissions, in connection with Borrower's obtaining the Commitment or the Loan from Bank, excepting those provided herein.

3.17     No Extension of Credit for Securities.  Neither Borrower nor Jones is
         -------------------------------------
         now, nor at any time has it been engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any securities.

3.18     Hazardous Wastes. Substances and Petroleum Products.
         ---------------------------------------------------

         (a) Borrower (i) has received all permits and filed all notifications necessary to carry on its businesses under, and (ii) is otherwise in compliance in all material respects with, all federal, state or local laws and regulations governing the control, removal, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including without limitation as provided in the provisions of the regulations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and non-enumerated statutes, including without limitation any applicable state or local statutes, collectively the "Environmental Control Statutes").

         (b) Borrower has not given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products on properties owned or leased by Borrower or in connection with the conduct of its business and operations (an "Event").

         (c) Borrower has not received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

4.       CONDITIONS.  The obligation of Bank to make the advances of the Loan
         ----------
         shall be subject to Bank's receipt of the following documents, each in form and substance satisfactory to Bank:

4.1      Promissory Note and Collateral Documents.  The Note and such Collateral
         ----------------------------------------
         Documents as may be specified by Bank under Paragraph 2.11, each duly executed by Borrower.

4.2      Authorization Documents.  A certified copy of the resolution of the
         -----------------------
         Board of Directors of Jones authorizing Borrower's execution and full performance of this Agreement, the Note and all other documents and actions required hereunder, and an incumbency certificate setting forth the officers of Jones.

4.3      Opinion of Counsel.  Opinion letters from counsel for Borrower and
         ------------------
         Jones covering, with such exceptions and qualifications as may be satisfactory to Bank, the representations and warranties set forth in
         Section 3 hereof.

4.4      Insurance.  Certificates of insurance and evidence showing Bank as an
         ---------
         additional insured with respect to all of Borrower's fire, casualty, liability and other insurance covering its respective property and business.

4.5      Franchises and Approvals.  Copies of all Borrower's franchises,
         ------------------------
         certificates of compliance and approvals and material related contracts, licenses and permits necessary or required in connection with the Systems.

4.6      Subordination Agreement.  A Subordination Agreement executed by
         -----------------------
         Jones, in form acceptable to Bank, together with appropriate certified board resolutions and legal opinions as required by Bank.

4.7      Advance Request.  As a condition to the first advance and each
         ---------------
         subsequent advance of any of the Loan, the Advance Request Form required under Paragraph 2.6 hereof, and any other documents or information reasonably required by Bank in connection therewith.

4.8      Partnership Agreement.  A copy of the Partnership Agreement, as
         ----------------------
         amended to the date hereof.

4.9      Other Documents.  Such additional documents as Bank may reasonably
         ---------------
         request.

5.       AFFIRMATIVE COVENANTS.  Borrower covenants and agrees that so long as
         ---------------------
         the Commitment of Bank to Borrower or any indebtedness of Borrower to Bank is outstanding:

5.1      Existence and Good Standing.  Borrower will preserve and maintain its
         ---------------------------
         existence as a Colorado limited partnership and its good standing in Colorado, Minnesota and Oregon and all other states in which the nature of its activities and the character of its properties requires such qualifications; provided, however, that Borrower shall not be required to qualify in those jurisdictions where the failure to so qualify would not have a material adverse effect on Borrower or its assets. Borrower will preserve the validity of all its franchises, licenses, permits, certificates of compliance or grants of authority material to the conduct of its business.

5.2      Quarterly Financial Statements and Subscriber Reports.  Borrower will
         -----------------------------------------------------
         furnish Bank within seventy-five (75) days of the end of each quarterly fiscal period hereafter (a) unaudited quarterly financial statements, including a balance sheet, an income statement, a statement of cash flow, and the information required to apply the criteria prescribed in Paragraphs 5.13 and 5.14 hereof, prepared in accordance with GAAP, together with a certificate executed by the President, Group Vice President/Finance or Treasurer of Jones stating that the financial statements fairly present the financial condition of Borrower as of the date and for the periods covered and that as of the date of such certificate there has not been any violation of any provision of this Agreement or the happening of any Event of Default or any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder; and (b) a report, in form and substance satisfactory to Bank, covering the Systems and showing (i) the number of Basic Subscribers at the beginning and at the end of such quarter, and (ii) any other information reasonably requested by Bank.

5.3      Annual Financial Statements.  Borrower will furnish Bank within one
         ---------------------------
         hundred and thirty-five (135) days after the close of each fiscal year commencing with fiscal 1995 with audited annual financial statements, including the financial statements and information required under Paragraph 5.2 hereof, which financial statements shall be prepared in accordance with GAAP and shall be fully certified by a nationally recognized independent certified public accounting firm.

5.4      Disclosures to Partners.  To the extent not already provided for in
         -----------------------
         Paragraphs 5.2 and 5.3 above, Borrower will furnish to Bank a copy of all information material to Borrower or its financial condition sent to Borrower's limited partners from time to time, within ten (10) days after the date any such information is sent to the limited partners.

5.5      Books and Records.  Borrower will keep and maintain satisfactory and
         -----------------
         adequate books and records of account in accordance with generally accepted accounting practices and principles consistently applied and make or cause the same to be made available to Bank or its agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof.

5.6      Insurance.  Borrower will keep and maintain all of its property and
         ---------
         assets in good order and repair, ordinary wear and tear excepted, and fully covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Bank and opportunity to cure any non-payment of premiums prior to termination of coverage; and, as required above, furnish Bank with certificates of such insurance and cause Bank to be named as an additional insured thereof.

5.7      Litigation.  Borrower will notify Bank in writing immediately of the
         ----------
         institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which could materially or adversely affect its business, operations or financial condition, or the occurrence of any Event of Default hereunder or an event which with the passage of time or the giving of notice or both would constitute an Event of Default hereunder.

5.8      Taxes.  Borrower will pay and discharge all taxes, assessments or
         -----
         other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are currently being contested in good faith by appropriate proceedings.

5.9      Costs and Expenses.  Borrower will pay or reimburse Bank for all out-
         ------------------
         of-pocket costs and expenses including all reasonable attorneys' fees and disbursements relating to the filing of any Collateral Documents to create and perfect the Security Interests or which Bank may pay or incur in connection with the preparation and review of this Agreement, all waivers, consents and amendments in connection therewith and all other documentation related thereto and the making of the Loan hereunder; and Borrower will pay or reimburse Bank for all costs and expenses which Bank may pay or incur in connection with the collection or enforcement of the same.

5.10     Compliance.  Borrower will comply in all material respects with all
         ----------
         local, state and federal laws and regulations applicable to its business including, without limitation, Environmental Control Statutes, the Communications Act and all laws and regulations of the FCC and the Local Authorities, the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrower, and the requirements of the Copyright Act; and Borrower will notify Bank immediately in detail of any actual or alleged material failure to comply with or perform, or any actual or alleged material breach, violation or default under, any such laws or regulations or under the terms of any of such franchises or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

5.11     ERISA.  Borrower will comply in all respects with the provisions of
         -----
         ERISA to the extent applicable to any employee benefit plan. Borrower will comply in all respects with the provisions of ERISA to the extent applicable to any Plan maintained for any of Borrower's or a Subsidiary's employees; not incur any accumulated funding deficiency (within the meaning of ERISA and the regulations thereunder) or any liability to the Pension Benefit Guaranty Corporation ("PBGC"); not permit any "reportable event" (as defined in ERISA) or other event to occur which may indicate that its Plans are not sound or which may be the basis for PBGC to assert a liability against it or which may result in the imposition of a lien on its properties or assets; and notify Bank in writing promptly after it has come to the attention of Borrower of the assertion or threat of any "reportable event," the existence of any "reportable threat" or other event which may indicate that a Plan is not sound or may be the basis for PBGC to assert a liability against it or impose a lien on Borrower's properties or assets.

5.12     Other Information.  Borrower will provide Bank with any other documents
         -----------------
         and information, financial or otherwise, reasonably requested by Bank from time to time.

5.13     Funded Debt to Annualized Operating Cash Flow.  Borrower will maintain
         ---------------------------------------------
         as of the last day of each fiscal quarter of Borrower a ratio of Funded Debt to Annualized Operating Cash Flow at the last day of such fiscal quarter not to exceed 4.0:1 through December 31, 1997, and 3.0:1 thereafter.

5.14     Debt Service Coverage Ratio.  Borrower will maintain as of the last day
         ---------------------------
         of each fiscal quarter of Borrower a ratio of (a) Operating Cash Flow for such quarter to (b) Debt Service for such quarter, which will not be less than 1.50:1 at all times.

6.       NEGATIVE COVENANTS.  So long as the Commitment or any indebtedness of
         ------------------
         Borrower to Bank remains outstanding hereunder, Borrower covenants and agrees that without Bank's prior written consent, Borrower will not:

6.1      Borrowings.  Borrow any monies except borrowings from Bank hereunder,
         ----------
         borrowings permitted by Paragraph 6.2 and subordinated debt subordinated to the Loan pursuant to the Subordination Agreement.

6.2      Additional Indebtedness.  Create any additional indebtedness other
         -----------------------
         than (a) trade indebtedness in the normal and ordinary course of business for value received, (b) indebtedness to Jones for Management Fees and Home Office Allocations or loans or advances subordinated to the Loan pursuant to the Subordination Agreement, and (c) other indebtedness, not exceeding, in the aggregate, $200,000, pursuant to capital leases, purchase money obligations and other obligations incurred in the normal course of Borrower's business.

6.3      Guaranties.  Guarantee or assume or agree to become liable in any way
         ----------
         for, either directly or indirectly, any additional indebtedness or liability of others except (a) to endorse checks or drafts in the ordinary course of business and (b) to perform its indemnification obligations pursuant to Section 9.6 of the Partnership Agreement.

6.4      Loans.  Make any loans or advances to others except Borrower may make
         -----
         loans and advances to employees, subcontractors and suppliers in the ordinary course of business not to exceed $100,000 in the aggregate principal amount outstanding at any time.

6.5      Liens and Encumbrances.  Create, permit or suffer the creation of any
         ----------------------
         liens, security interests, or any other encumbrances on any of its property, real or personal, except (a) liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets permitted under Paragraph 6.2(c) hereof, provided, however, that such liens are limited to the indebtedness and obligations created thereunder and the assets purchased or leased pursuant thereto; (b) liens for taxes, assessments or other governmental charges, federal, state or local, which are then being currently contested in good faith by appropriate proceedings,
         (c) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation, (d) deposits to secure performance or payment bonds,bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business, (e) deposits to secure surety, appeal or custom bonds required in the ordinary course of business, (f) liens to secure judgments not in excess of $250,000 so long as they are being currently contested in good faith by appropriate proceedings and execution thereon has been stayed, and (g) liens in favor of Bank.

6.6      Restricted Payments.  Make any Restricted Payments, provided, however,
         -------------------
         that, so long as there exists no Event of Default under this Agreement and Borrower is otherwise in compliance with the terms and covenants of this Agreement (and such payment, together with any payments permitted to be made pursuant to Paragraph 6.9 hereof, will not create an Event of Default), for each of the years 1995 through 1997, Borrower may make distributions to partners not exceeding in the aggregate the lesser of $1,250,000 or Cash Flow Available for Distribution for such year. Thereafter, no distributions shall be made.

6.7      Transfer of Assets; Liquidation.  Sell, lease, transfer or otherwise
         -------------------------------
         dispose of any part or amount of its assets, real or personal, or discontinue or liquidate any substantial part of its operations or business, other than (a) any such transaction in the normal and ordinary course of business for value received, and (b) a sale of one of the three Systems, provided that both, prior to, and after giving effect to such sale, no Event of Default, or event which with the notice or passage of time would become an Event an Default, exists. In connection with such sale, Borrower shall prepay that portion of principal necessary to remain in compliance with the covenants set forth in Sections 5.13 and 5.14 hereof. The Commitment shall be permanently reduced by the amount of any principal payment made pursuant to this Section 6.7(b).

6.8      Acquisitions and Investments.  Purchase or otherwise acquire any part
         ----------------------------
         or amount of the capital stock or assets of, or make any investments in, any other firm or corporation; or enter into any new business activities or ventures not directly related to its present business; or merge or consolidate with or into any other firm or corporation; or create any subsidiary corporations; except Borrower may invest in or purchase readily marketable direct obligations of the United States of America, certificates of deposit issued by commercial banks of recognized standing operating in the United States of America and prime commercial paper.

6.9      Management Fees and Home Office Allocations.  Make any payments of or
         -------------------------------------------
         accrue (a) Management Fees for any fiscal quarter of Borrower in an amount greater than five percent (5%) of Borrower's Gross Operating Revenues for such quarter, or (b) Home Office Allocations for any fiscal quarter of Borrower in an amount greater than twenty-five percent (25%) of Borrower's Gross Operating Revenues for such quarter. Borrower shall not make any payment of or accrue Home Office Allocations which are not either (i) overhead and administrative expenses directly attributable to the management or operation of the Borrower by Jones or (ii) Borrower's proportionate share of general overhead and administrative expenses incurred by Jones in the management of all of the partnerships of which Jones is the manager. Notwithstanding the foregoing, so long as there exists no Event of Default under this Agreement and Borrower is otherwise in compliance with the terms and covenants of this Agreement (and such payment, together with any payments made pursuant to this Paragraph 6.9 and Paragraph 6.6 hereof, will not create an Event of Default), deferred Management Fees and Home Office Allocations (including any interest related thereto, at an interest rate not to exceed Jones' weighted average cost of borrowing) may be paid in any fiscal quarter. Except as described above, any Management Fees and Home Office Allocations accrued but unpaid for any fiscal quarter shall be deferred and subordinated to Bank pursuant to the Subordination Agreement.


6.10     Use of Proceeds.  Use any of the proceeds of the Loan, directly or
         ---------------
         indirectly, to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

6.11     Partnership Documents.  Amend or permit any amendments to the
         ---------------------
         Partnership Agreement after the date hereof except Jones may make certain routine amendments as permitted by Section 6.1 of the Partnership Agreement.


7.       DEFAULT.
         -------

7.1      Events of Default.  Each of the following events shall be an "Event of
         -----------------
         Default" hereunder:

         (a) If Borrower shall fail to pay when due any installment of principal or any other sum payable to Bank hereunder or otherwise or, within three (3) days after the date when due, any payment of interest; or

         (b) If any representation or warranty made herein or in connection herewith or in any statement, certificate or other document furnished hereunder is or proves false or misleading in any material respect; or

         (c) If Borrower shall default in the payment or performance of any obligation or indebtedness to another in excess of $100,000, whether now or hereafter incurred; or

         (d) If Borrower shall default in the performance of any other agreement or covenant contained herein or in any document executed or delivered in connection herewith and such default shall continue uncured for thirty (30) days after notice thereof to Borrower given by Bank; or

         (e) If Jones shall cease to be the sole general partner of Borrower and the manager of Borrower; or

         (f) If custody or control of any substantial part of the property of Borrower shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any franchise shall be suspended, revoked or otherwise terminated, or if Borrower is required by any franchising authority or by court order or administrative order to halt operations under the franchise and such action shall continue unstayed or uncorrected for thirty (30) days after Borrower has received notice thereof or the action of any such authority has not been stayed within such thirty day period; or if any governmental regulatory authority or judicial body shall make any other final nonappealable determination the effect of which would be to affect materially and adversely the operations of Borrower as now conducted; or

         (g) If Borrower or Jones shall become insolvent, bankrupt or generally fail to pay its debts as such debts become due; or if Borrower or Jones admits in writing its inability to pay its debts; or if Borrower or Jones shall suffer a receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within sixty (60) days; or if Borrower or Jones makes an assignment for the benefit of creditors; or if Borrower or Jones suffers proceedings under any law related to bankruptcy or insolvency or the reorganization or the release of debtors to be instituted against it and if contested by it, not dismissed or stayed within sixty (60) days; or if proceedings under any law related to bankruptcy or insolvency or the reorganization or the release of debtors is instituted or commenced by Borrower or Jones; or

         (h) If any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of $250,000 (not covered by insurance) shall be rendered or issued against or levied against Borrower or its property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy.

7.2      Remedies.  Upon the happening of any Event of Default and at any time
         --------
         thereafter, at the election of Bank, and by notice by Bank to Borrower (except if an Event of Default described in Paragraph 7.1(g) shall occur in which case acceleration shall occur automatically without notice): (a) Bank may declare the entire unpaid balance, principal and interest, of all indebtedness or Borrower to Bank, hereunder or otherwise, to be immediately due and payable and shall have the immediate right to enforce or realize on any collateral security granted therefor in any manner or order it deems expedient without regard to any equitable principles of marshalling or otherwise; and
         (b) in addition or in the alternative Bank may terminate its obligation to lend hereunder and the Commitment shall immediately and automatically terminate and Bank shall have no further obligation to make any advances. In addition to any rights granted hereunder or in any documents delivered in connection herewith, Bank shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

8.       MISCELLANEOUS.
         -------------

8.1      Non-Recourse.  Anything contained in this Agreement to the contrary
         ------------
         notwithstanding, in any action or proceeding brought on the Note, this Agreement, or the indebtedness evidenced or secured thereby, no deficiency judgment shall be sought or obtained against Jones or any limited partner of Borrower or enforced against the separate assets of Jones or any limited partner of Borrower, and the liability of Jones or any limited partner of Borrower for any amounts due under the Note or this Agreement, shall be limited to the interest of Jones or any limited partner of Borrower in the assets of Borrower. Bank may join Jones in its capacity as general partner as defendant in any legal action it undertakes to enforce its rights and remedies under the Note or this Agreement, but any judgment in any such action may be satisfied by recourse only to the assets of Borrower, but not by recourse directly to or by execution on Jones's separate assets. Notwithstanding the foregoing, nothing set forth herein shall be deemed to limit the liability of Jones or prohibit Bank from taking any legal action against Jones or its assets for (a) any fraud or intentional misconduct of Jones or (b) Jones' undertakings under the Subordination Agreement.

8.2      Set Offs.  As collateral for the payment of any and all of Borrower's
         --------
         indebtedness and obligations to Bank, whether matured or unmatured, now existing or hereafter incurred or created hereunder or otherwise, Borrower hereby grants to Bank a security interest in and lien upon all funds, balances or other property of any kind of Borrower, or in which Borrower has an interest, limited to the interest of Borrower therein, at any time in the possession, custody or control of Bank.

8.3      Binding and Governing Law.  This Agreement and all documents executed
         -------------------------
         hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation and effect by the laws of the State of Colorado.


8.4      Survival.  All agreements, representations, warranties and covenants of
         --------
         Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder and will continue in full force and effect as long as any indebtedness hereunder of Borrower to Bank remains outstanding.


8.5      No Waiver; Delay.  If Bank shall waive any power, right or remedy
         ----------------
         arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon the later occurrence or recurrence of any of said events. No delay by Bank in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Bank's powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.6      Modification.  Except as otherwise provided in this Agreement, no
         ------------
         modification or amendment hereof shall be effective unless made in a writing signed by appropriate officers of the parties hereto.

8.7      Headings.  The various headings in this Agreement are inserted for
         --------
         convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

8.8      Notices.  Any notice, request or consent required hereunder or in
         -------
         connection herewith shall be deemed satisfactorily given if in writing and delivered by hand or by facsimile transmission or mailed (registered or certified mail) to the parties at their respective addresses set forth in the beginning of this Agreement or their facsimile number set forth hereafter or such other addresses or facsimile numbers as may be given by either party to the other in writing, if to Borrower or Jones to the attention of the Treasurer (Facsimile No. 790-7324), with a copy to the General Counsel (Facsimile No. 799-1644), and if to Bank, to the attention of Leslie Kelly, Vice President (Facsimile No. 623-3750).

8.9      Payment on Non-Business Days.  Whenever any payment to be made
         ----------------------------
         hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding business day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

8.10     Time of Day.  All time of day restrictions imposed herein shall be
         -----------
         calculated using Bank's local time.

8.11     Severability.  If any provision of this Agreement or the application
         ------------
         thereof to any person or circumstance shall be invalid or enforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8.12     Counterparts.  This Agreement may be executed in any number of
         ------------
         counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the undersigned, by their duly authorized partners or officers, have executed this Agreement the day and year first above written.


ATTEST:                                  JONES CABLE INCOME FUND 1-A,
                                         LTD., a Colorado limited
                                         partnership

By: /s/ Katherine A. LeVoy
   --------------------------------      By:  JONES INTERCABLE, INC.,
                                              a Colorado corporation
Title: Assistant Secretary                    Its General Partner
      -----------------------------



[CORPORATE SEAL]                         By: /s/ J. Roy Pottle
                                            ------------------------------

                                         Title:  Treasurer
                                               ---------------------------


                                         COLORADO NATIONAL BANK, a
                                         national banking association


                                         By: /s/ Leslie M. Kelly
                                            ------------------------------

                                         Title:  Vice President
                                               ---------------------------